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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the inclusion in Amendment No. 5 to the Registration Statement (Form
S-1 No. 333-124141) and related Prospectus of Ad.Venture Partners, Inc. dated August 24, 2005 of our report dated April 14, 2005 (with respect to Note F, August 5, 2005 and with respect to the fifth paragraph of Note A and Notes C and G, August 5, 2005 and August 24, 2005) on our audit of the April 13, 2005 financial statements.



                                                                  /s/ Eisner LLP


New York, New York
August 24, 2005